                                                                   EXHIBIT 10.8


                 FIRST AMENDMENT TO PURITAN-BENNETT CORPORATION
                       MANAGEMENT INCENTIVE BONUS PLAN A


        THIS AMENDMENT of the Puritan-Bennett Corporation Management Incentive Bonus Plan A (the "Plan") is made by the Puritan-Bennett Corporation (which, together with its subsidiaries and affiliates, shall be referred to herein as the "Corporation"), effective as of the 7th day of November, 1994.

        WHEREAS, as part of the Plan, the Corporation reserved the right, at any time, by action of its Board of Directors, to modify or amend, in whole or in part, any or all provisions of the Plan; and

        WHEREAS, the Corporation now desires to amend the Plan.

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1. Section e)1. on page 6 of the Plan is hereby amended by the addition of the following at the end of such section:

                 ; provided that in the event that a participant is terminated without Cause (as defined below) or resigns for Good Reason (as defined below) within two years following a Change in Control (as defined below), the Company shall pay to the participant as soon as possible following such termination the maximum bonus amount for which such participant was eligible with respect to the fiscal year of termination, prorated to the date of termination. The following definitions shall apply:

                 "Cause" means (a) a participant's willful violation of any reasonable rule or direct order of the Board or the Company's Chief Executive Officer ("CEO") or other elected officer, where such officer is the participant's direct supervisor, which, after written notice to do so, the participant fails to make reasonable efforts to correct within a reasonable time, or (b) conviction of a crime, or entry of a plea of nolo contendere with regard to a crime, involving actual moral turpitude or dishonesty of or by the participant, or (c) drug or alcohol abuse on Company premises or at a Company sponsored event, or (d) the participant's material violation of any provision of this Agreement, which, after written notice to do so, the participant fails to make reasonable efforts to correct within a reasonable time. "Cause" shall not include any matter other than these specified in (a) through (d) above, and without limiting the generality of the foregoing statement, Cause shall not include (x) any charge or conviction of a crime, or entry of a plea of nolo contendere with regard to a crime, under the Federal Food, Drug, and Cosmetic Act, as amended, or any successor statute thereto (the "Act"), or (y) the imposition or attempt to impose upon a participant, or upon any operation, asset, product or activity of the Company, of any other sanction or remedy under the Act, including without limitation civil money penalties, warning letters, injunctions, repairs, replacements, refunds, recalls or seizures, if the participant acted in good faith and in a manner which the participant reasonably believed to be in or not opposed to the best interests of the Company.

                 "Good Reason" means any of the following: (a) breach by the Company or any successor company of any of the provisions of any employment agreement between the participant and the Company not corrected within ninety (90) days after written notice to the Company thereof, (b) reduction of a participant's base salary, management bonus percentage or other compensation, as in effect immediately prior to the Change of Control, (c) failure to continue in effect any medical, dental, accident, or disability plan in which the participant is entitled to participate immediately prior to the Change of Control and failure to provide plans with substantially similar benefits (except that employee contributions may be raised to the extent of any cost increases imposed by third parties) or any action by the Company which would adversely affect the participant's participation or reduce the participant's benefits under any of such plans, (d) material reduction in the participant's job responsibilities, (iv) material reduction of participant's title or position, (v) the participant shall be requested to relocate to an office outside of the metropolitan area in which the office to which he was assigned prior to the Change of Control is located, or (vi) failure or refusal of any successor company to assume the Company's obligations under this plan or any employment agreement between the participant and the Company.

                 A "Change of Control" shall be deemed to have occurred at any of the following times:

                         A. Upon the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, the Company or its affiliates, or any employee benefit plan of the Company or its affiliates which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock of the Company or the Combined Voting Power of the Company's then outstanding voting securities. "Combined Voting

                   Power" means the combined voting power of the Company's then outstanding voting securities generally entitled to vote in the election of directors.

                   B. At the time individuals who, as of November 7, 1994, constitute the Board (as of November 7, 1994, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to November 7, 1994 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this subparagraph B, considered as though such person were a member of the Incumbent Board; or

                   C. Upon the approval by the shareholders of the Company of a reorganization, merger, consolidation (in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the Combined Voting Power of the reorganized, merged or consolidated company's then outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company; or

                   D. The occurrence of any other event which the Incumbent Board in its sole discretion determines constitutes a Change of Control.


        2. Section e)2 is hereby amended by the deletion of the text of such section and the substitution in lieu thereof of the following paragraph:

                 Profit for bonus determination will be inclusive of any changes in reserves, but will exclude any capital gains or losses, other unusual gains or losses such as proceeds of fire or casualty insurance, and extraordinary items. In cases of uncertainty, the decision of the CEO will be final. In the event of a Change of Control, the Compensation Committee shall adjust profit for bonus determination purposes hereunder to remove distortions in the Company's profits, and distortions in the method of measuring such profits, and distortions in the methods used to determine and measure the realization of the performance targets hereunder for bonus calculation purposes, that have occurred as a result of the Change of Control. In addition, the Compensation Committee shall have the authority, in its sole and absolute discretion, to adjust the performance targets hereunder for bonus calculation purposes to remove distortions in the realization of such targets and distortions in the method of measuring such realization and such targets, caused by actions taken or expenses incurred by the Company in connection with a proposal for a transaction described in subparagraphs A or C of the definition of Change of Control set forth in subsection e)1. above, or any other extraordinary transaction, whether or not consummated. No changes in reserves shall be taken into account for purposes of bonus calculations hereunder with respect to the fiscal year in which a Change of Control occurs and the immediately following fiscal year.

        IN WITNESS WHEREOF, the Corporation has executed this Amendment to the Plan, effective as of the date first written above.

                                                PURITAN-BENNETT CORPORATION


                                                /s/ Lee A. Robbins
                                                By:   Lee A. Robbins
                                                Title:  Vice President


ATTEST:


By: /s/ Daniel C. Weary

Title: Secretary